EXHIBIT 4.2

WORKDAY, INC.

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

October 13, 2011

i

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of the 13th day of October 2011, by and among Workday, Inc., a Nevada corporation (the “Company”), and the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor.”

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”), Series B Preferred Stock (the “Series B Preferred Stock”), Series C Preferred Stock (the “Series C Preferred Stock”), Series D Preferred Stock (the “Series D Preferred Stock”), Series E Preferred Stock (the “Series E Preferred Stock”) and/or shares of Common Stock issued upon conversion thereof and possess registration rights, information rights, rights of first offer and other rights pursuant to an Amended and Restated Investors’ Rights Agreement dated as of April 17, 2009, as amended, by and among the Company and such Existing Investors (the “Prior Agreement”);

WHEREAS, the Prior Agreement may be amended, and any provision therein waived, with the consent of the Company and the holders of a majority of the outstanding Registrable Securities (as such term is defined in the Prior Agreement);

WHEREAS, the Existing Investors as holders of a majority of the outstanding Registrable Securities (as such term is defined in the Prior Agreement) of the Company desire to amend and restated the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain Investors are parties to the Series F Preferred Stock Purchase Agreement of even date herewith by and among the Company and certain of the Investors (the “Series F Agreement”), which provides that as a condition to the closing of the sale of the Series F Preferred Stock (the “Series F Preferred Stock,” collectively with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, the “Preferred Stock”), this Agreement must be executed and delivered by such Investors, Existing Investors holding a majority of the outstanding Registrable Securities (as such term is defined in the Prior Agreement) of the Company, and the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Existing Investors hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

1.         Registration Rights.   The Company covenants and agrees as follows:

1.1         Definitions.   For purposes of this Section 1:

(a)        The term “Act” means the Securities Act of 1933, as amended.

(b)        The term “Advisory Account” shall mean a Holder that is advised by an Investment Adviser.

(c)        The term “Affiliated Advisory Account” shall mean Advisory Accounts that share the same or an affiliated Investment Adviser

(d)        The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(e)        The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.

(f)         The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act.

(g)        The term “Investment Adviser” shall mean an investment adviser registered pursuant to the requirements of the Investment Advisers Act of 1940, as amended. The identity and contact information for each Advisory Account’s Investment Adviser is set forth on the signature page hereto of such Advisory Account.

(h)        The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(i)         The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(j)         The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock, (ii) the Common Stock issuable or issued upon the exercise of the warrants issued to Flextronics International Management Services Ltd. on May 19, 2008, and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

(k)        The number of shares of “Registrable Securities” outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(l)         The term “Rule 144” shall mean Rule 144 under the Act.

(m)       The term “SEC” shall mean the Securities and Exchange Commission.

1.2        Request for Registration.

(a)        Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) six (6) months after the effective date of the Initial Offering and (ii) thirty (30) months after the date of this Agreement, a written request from the Holders of thirty percent (30%) or more of the Registrable Securities then outstanding (for purposes of this Section 1.2, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $15,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use all commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).

(b)        If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)        Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2:

(i)        in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii)        after the Company has effected two (2) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective; or

(iii)        during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

(iv)        if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

(v)        if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period.

1.3        Company Registration.

(a)        If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use all commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

(b)        Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

(c)        Underwriting Requirements.   In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall the amount of securities of the selling Holders included in the offering be reduced below ten percent (10%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

1.4        Form S-3 Registration.   In case the Company shall receive from the Holders of Registrable Securities (for purposes of this Section 1.4, the “Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a)        promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)        use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.4:

(i)         if Form S-3 is not available for such offering by the Holders;

(ii)        if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $5,000,000;

(iii)        if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.4 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period;

(iv)        if the Company has, within the six (6) month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 1.4; or

(v)         in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)        If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a). The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2).

(d)        Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Sections 1.2.

1.5        Obligations of the Company.   Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)        prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(b)        prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c)        furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)        use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)         in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f)         notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g)        cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

(h)        provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

Notwithstanding the provisions of this Section 1, the Company shall be entitled to postpone or suspend, for a reasonable period of time not to exceed 60 days, and no more than once in any twelve month period, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board of Directors of the Company:

(i)        materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board of Directors of the Company has authorized negotiations;

(ii)        materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii)        require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 1.5, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

1.6        Information from Holder.   It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

1.7         Expenses of Registration.   All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company as well as a single counsel for Investors (not to exceed $25,000) shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 and provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

1.8        Delay of Registration.   No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9         Indemnification.   In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)        To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter or other aforementioned person, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or underwriter or other aforementioned person to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b)        To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection 1.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection 1.9(b) exceed the net proceeds from the offering received by such Holder.

(c)        Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.9 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d)        If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)        Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)        The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

1.10       Reports Under the 1934 Act.   With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)        make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;

(b)        file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act;

(c)        furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form; and

(d)        furnish, or cause the Company’s transfer agent to furnish, no later than three business days after a supportable request therefor, unlegended stock certificates in connection with sales of Registrable Securities by a Holder pursuant to Rule 144.

1.11       Assignment of Registration Rights.   The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent, partner, limited partner, retired partner or stockholder of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, (iii) is an Advisory Account advised by the same Investment Adviser as such Holder or (iv) after such assignment or transfer, holds at least 3,000,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations or the like), provided: (a) the

Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.12       Limitations on Subsequent Registration Rights.   From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2, Section 1.3 or Section 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

1.13       “Market Stand-Off” Agreement.

(a)        Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the initial underwritten offering of the Company’s Common Stock and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, in each case held immediately prior to the effectiveness of the registration statement for such offering (the “Registration Statement”), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock held immediately prior to the effectiveness of the Registration Statement, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. For the sake of added clarity, no securities of any kind purchased pursuant to the Registration Statement or after the effectiveness of the Registration Statement are subject to this Section 1.13. The foregoing provisions of this Section 1.13 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement and shall only be applicable to the Holders if (x) all officers, directors and greater than two percent (2%) stockholders of the Company enter into similar agreements and (y) to the extent the underwriters grant any early termination or exclusion from the terms of the lock up agreement, such underwriters apply the same exclusion or termination pro rata among the Holders who are subject to a lock up agreement based on the number of shares subject to such agreements. The Company shall use commercially reasonable efforts to require the underwriters in connection with such offering to include each provision in the immediately preceding sentence of this Section 1.13 in any subsequent agreement presented to the Investors. The underwriters in connection with such offering are intended third-party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in such offering that are consistent with this Section 1.13 or that are necessary to give further effect thereto.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Notwithstanding the foregoing, if (i) during the last seventeen (17) days of the one hundred eighty (180)-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the one hundred eighty (180)-day restricted period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the one hundred eighty (180)-day period, the restrictions imposed by this Section 1.13 shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall provide prompt written notice of any extension to each affected Holder.

(b)        Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other person subject to the restriction contained in this Section 1.13):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S FIRST REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

1.14       Termination of Registration Rights.   No Holder shall be entitled to exercise any right provided for in this Section 1 (i) after two (2) years following the consummation of the Initial Offering or (ii) after the consummation of a Liquidation Event, as that term is defined in the Company’s Amended and Restated Articles of Incorporation (as amended from time to time).

2.         Covenants of the Company.

2.1         Delivery of Financial Statements.   The Company shall deliver to (x) each Investor (or transferee of an Investor) that holds at least 6,000,000 shares of Preferred Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations or the like), or, in the case of holders of Series F Preferred Stock that are not Advisory Accounts, at least 150,000 shares of Series F Preferred Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations or the like) and (y) to each Investment Adviser (as identified on the signature pages hereto) of any Investor that is an Advisory Account (each, an “Information Recipient”):

(a)        (i) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports (the “Annual Financials”) to be in reasonable detail and prepared in accordance with generally accepted accounting principles (“GAAP”), and (ii) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, the Annual Financials audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b)        as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

(c)        upon request by any Information Recipient, within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month, each in reasonable detail, together with a current summary capitalization table;

(d)        no later than five business days after approval thereof, but in any event no later than sixty (60) days after the end of each fiscal year, a budget and business plan for the next fiscal year, including balance sheets, income statements and statements of cash flows for such fiscal year and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(e)        as soon as practicable, but in any event no later than 15 business days after the occurrence of the event, notice of any stock split, stock dividend or other corporate event affecting the capitalization of the Company;

(f)        such other information relating to the financial condition, business or corporate affairs of the Company as any Information Recipient may from time to time request, provided, however, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 2.1 to provide information that it deems in good faith to be a trade secret or similar confidential information; and

(g)        at the same time and in the same manner as such materials are delivered to its Board, all materials, financial or otherwise, which the Company provides to its Board in connection with meetings of the Board; provided, however, that the Company reserves the right to exclude access to any materials (or portion thereof) if the Company believes upon the advice of counsel that such exclusion is reasonably necessary to preserve the attorney client privilege, to protect highly confidential information or for similar reasons. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding.

Notwithstanding anything else in this Section 2.1 to the contrary, the Company may cease providing the information set forth in this Section 2.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes upon the advice of counsel it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 2.1 shall be reinstated at such time as the Company is no longer actively employing commercially reasonable efforts to cause such registration statement to become effective.

2.2         Inspection.   The Company shall permit each Information Recipient, at such Information Recipient’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Information Recipient; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

2.3         Termination of Information and Inspection Covenants.   The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect upon the earlier to occur of (i) the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public or (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

2.4         Right of First Offer.   Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Investor (or transferee of an Investor) that (a) holds at least 6,000,000 shares of Preferred Stock or (b) at least 150,000 shares of Series F Preferred Stock (in each case, subject to appropriate adjustment for stock splits, stock dividends, combinations or the like) or (c) is an Advisory Account (each, a “Major Investor”) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, the term “Major Investor” includes any general partners and affiliates of a Major Investor, including Affiliated Advisory Accounts. A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners, affiliates and Affiliated Advisory Accounts in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a)        The Company shall deliver a notice in accordance with Section 3.5 (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.

(b)        By written notification received by the Company within twenty (20) calendar days after the giving of Notice, each Major Investor may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock that are Registrable Securities issued and held by such Major Investor (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) (such Major Investor’s “Pro Rata Share”).

(c)        If any Major Investor fails to exercise its rights under this Section 2.4 or elects to exercise such rights with respect to less than such Major Investor’s full Pro Rata Share (the difference between such Major Investor’s Pro Rata Share and the number of Shares for which such Major Investor exercised its rights under this Section 2.4 the “Excess Shares”), any participating Major Investor electing to exercise its rights with respect to its full Pro Rata Share (a “Fully Participating Shareholder”) shall be entitled to purchase from the Company an additional number of Shares up to the aggregate number of Excess Shares, provided that such Fully Participating Shareholder shall only be entitled to purchase up to that number of Excess Shares equal to the lesser of (i) the number of Excess Shares it has elected to purchase and (ii) the number of Excess Shares equal to the product of (A) the number of Excess Shares and (B) the quotient obtained by dividing (1) the total number of shares of Common Stock then owned by such Fully Participating Shareholder by (2) the total number of shares of Common Stock then owned by all Fully Participating Shareholders exercising their rights pursuant to this sentence (assuming the conversion of all Preferred Stock held by the Fully Participating Shareholders into Common Stock in each of clauses (1) and (2) above).

(d)        If all Shares that Major Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(e)        The right of first offer in this Section 2.4 shall not be applicable to (i) the issuance or sale of shares of Common Stock (or options therefor) to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by the Company’s Board of Directors; (ii) the issuance of securities pursuant to a bona fide, firmly underwritten public offering of shares of Common Stock registered under the Act, (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (v) the issuance and sale of Series F Preferred Stock pursuant to the Series F Agreement or (vi) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships (including, without limitation, any equipment leasing arrangement or debt financing arrangement), provided such issuances are primarily for other than equity financing purposes. In addition to the foregoing, the right of first offer in this Section 2.4 shall not be applicable with respect to any Major Investor in any subsequent offering of Shares if (i) at the time of such offering, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (ii) such offering of Shares is otherwise being offered only to accredited investors.

(f)        The rights provided in this Section 2.4 may not be assigned or transferred by any Major Investor (except as otherwise set forth herein); provided, however, that a Major Investor that is a (i) venture capital fund may assign or transfer such rights to an affiliated venture capital fund or (ii) and Advisory Account may assign or transfer such rights to an Affiliated Advisory Account.

(g)        The covenants set forth in this Section 2.4 shall terminate and be of no further force or effect upon the consummation of (i) the Company’s sale of its Common Stock or other securities pursuant to a registration statement under the Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction) or (ii) a Liquidation Event, as that term is defined in the Company’s Amended and Restated Articles of Incorporation (as amended from time to time).

(h)        Notwithstanding the foregoing, in the event (i) Aneel Bhusri (“Bhusri”) no longer provides service to the Company as an employee, consultant or member of the Board of Directors of the Company, Greylock XI Limited Partnership, Greylock XI-A Limited Partnership and Greylock XI Principals LLC (collectively, “Greylock”) will not be entitled to the right of first offer under, and shall be deemed to not be a “Major Investor” for purposes of, this Section 2.4, or (ii) Bhusri is no longer a full time employee of Greylock Management Corporation (“Greylock Management”) or otherwise materially reduces the amount of time he spends providing services to Greylock Management, then Greylock shall be entitled to the right of first offer under, and shall be deemed a “Major Investor” for purposes of, this Section 2.4 only with the prior written consent of Duffield Investment Group, LLC. In addition, for purposes of this Section 2.4, the number of shares of Common Stock that are Registrable Securities issued and held by Greylock shall be deemed to include shares of Common Stock that are Registrable Securities issued and held by the “Greylock Related Investors” indicated on Schedule A hereto.

2.5         Certain Tax Matters.   The Company shall provide prompt notice to New Enterprise Associates 12, Limited Partnership (“NEA 12”) and New Enterprise Associates 13, L.P. (“NEA 13”) following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the Company becomes a United States real property holding corporation. In addition, upon a written request by NEA 12 or NEA 13, the Company shall provide NEA 12 or NEA 13, as appropriate, with a written statement informing NEA 12 or NEA 13, as appropriate, whether NEA 12 or NEA 13’s interest in the Company constitutes a United States real property interest. The Company’s determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company’s written statement to NEA 12 or NEA 13 shall be delivered to NEA 12 or NEA 13 within 10 days of NEA 12 or NEA 13’s written request therefor. The Company’s obligation to furnish such written statement shall continue notwithstanding the fact that a class of the Company’s stock may be regularly traded on an established securities market or the fact that there is no preferred stock then outstanding.

2.6         Committee Matters.   The director of the Company elected by the holders of Series E Preferred Stock shall at all times have the right to be a member of any compensation committee of the Board of Directors.

2.7         Restrictions on Sales of Control of the Company.   No Investor shall be a party to any Stock Sale (as defined below) unless all holders of Preferred Stock are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Company’s Articles of Incorporation (as if such transaction were a Liquidation Event under the Articles of Incorporation), unless (i) the holders of a majority of the outstanding Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis) and (ii) the holders of a majority of the outstanding Series E Preferred Stock elect otherwise by written notice given to the Company. For the purposes hereof, “Stock Sale” means a transaction or series of related transactions in which a person, or a group of related persons, acquires from stockholders of the Company shares of its capital stock representing more than fifty percent (50%) of the outstanding voting power of the Company.

2.8         Termination of Certain Covenants.   Subject to the last sentence of Section 2.5, the covenants set forth in Sections 2.5, 2.6 and 2.7 shall terminate and be of no further force or effect upon the consummation of (a) the Company’s sale of its Common Stock or other securities pursuant to a registration statement under the Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction) or (b) a Liquidation Event, as that term is defined in the Company’s Amended and Restated Articles of Incorporation (as amended from time to time).

2.9         Confidentiality.   Each Information Recipient and Investor agrees, severally and not jointly, to use the same degree of care as such person uses to protect its own confidential information for any confidential information obtained pursuant to this Agreement, or otherwise as a stockholder of the Company and such person acknowledges that it will not, unless otherwise required by law, or the rules or regulations of any national securities exchange, association or marketplace, disclose such information without the prior written consent of the Company except such information that (a) was in the public domain prior to the time it was furnished to such person, (b) is or becomes (through no willful improper action or inaction by such person) generally available to the public, (c) was in its possession or known by such person without restriction prior to receipt from the Company, (d) was rightfully disclosed to such person by a third party without restriction or (e) was independently developed without any use of the Company’s confidential information. Notwithstanding the foregoing, each Information Recipient or Investor that is (i) a limited partnership or limited liability company may disclose such proprietary or confidential information to any former partners or members who retained an economic interest in such person, or any subsequent partnership under common investment management, limited partner, general partner, member or management company of such person (or any employee or representative of any of the foregoing) or (ii) an Investment Adviser may disclose such proprietary or confidential information to any Advisory Account it advises (or any employee or representative of any of the foregoing) (each of the foregoing persons identified in clauses (i) or (ii), a “Permitted Disclosee”) or legal counsel, accountants or representatives for such Permitted Disclosee. As a condition to receiving information hereunder, each Permitted Disclosee (and legal counsel, accountants or representatives for such Permitted Disclosee) shall be advised of the terms of this Agreement and shall be directed to treat any information received in accordance with this section. In addition, each Information Recipient and Investor shall be responsible for any breaches of the terms of this section by its Permitted Disclosees (and legal counsel, accountants or representatives for such Permitted Disclosee) and each Information Recipient and Investor agrees, at its sole expense, to take all commercially reasonable measures to restrain its Permitted Disclosees (and legal counsel, accountants or representatives for such Permitted Disclosee) from prohibited or unauthorized disclosure or use of any confidential information.

3.         Miscellaneous.

3.1         Successors and Assigns.   Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2         Governing Law.   This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

3.3         Counterparts.   This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Agreement, facsimile signatures or signatures by other electronic form of transfer shall be deemed originals.

3.4         Titles and Subtitles.   The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5         Notices.   All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages or Schedule A attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 3.5).

3.6        Expenses.   If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7        Entire Agreement;   Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement (other than Section 2.1, Section 2.2, Section 2.3 and Section 2.4) may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities. The provisions of Section 2.1, Section 2.2 and Section 2.3 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities that are held by Information Recipients. The provisions of Section 2.4 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities that are held by Major Investors; provided, however, that notwithstanding any waiver of any of the provisions of Section 2.4, in the event any Major Investor actually purchases Shares in any offering by the Company, then each other Major Investor shall be permitted to participate in such offering on a pro rata basis (based on the level of participation of the other Major Investor purchasing the largest portion of such Major Investor’s pro rata share), in accordance with the other provisions (including notice and election periods) set forth in Section 2.4. In addition, if an amendment materially and adversely affects Greylock, NEA 12, NEA 13 or NEA Ventures 2009, L.P. in a manner different than the other Investors or Major Investors, as appropriate, such amendment shall also require the written consent of Greylock XI Limited Partnership, NEA 12, NEA 13 or NEA Ventures 2009, L.P., as applicable. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, and the Company.

3.8        Severability.   If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

3.9        Aggregation of Stock.   All shares of Registrable Securities or Preferred Stock held or acquired by affiliated entities (including affiliated venture capital funds and Affiliated Advisory Accounts) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10        Waiver of Right of First Offer and Notice.   The undersigned holders of Preferred Stock of the Company, which holders together hold at least a majority of the Registrable Securities (as such term is defined in the Prior Agreement), on behalf of themselves and all Investors (as such term is defined in the Prior Agreement), hereby unconditionally waive all rights to notice and rights of first offer set forth in Section 2.4 of the Prior Agreement with respect to the Series F Preferred Stock issued pursuant to the Series F Agreement (including any such rights granted to A. George Battle pursuant to his offer letter dated as of March 1, 2007 and George J. Still pursuant to his offer letter dated as of November 4, 2009).

3.11        Additional Investors.   Notwithstanding Section 3.7, no consent shall be necessary to add additional Investors as signatories to this Agreement, provided that such Investors have purchased Series F Preferred Stock pursuant to the subsequent closing provisions of Section 1.3 of the Series F Agreement.

3.12        Termination of Prior Agreement.   Upon the effectiveness of this Agreement, the Prior Agreement shall be amended and restated in full and be of no further force and effect, and shall be superseded and replaced in its entirety by this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

WORKDAY, INC.

	By:	/s/ Michael A. Stankey
Name: Michael A. Stankey
Title: President

Address:	6230 Stoneridge Mall Road
Pleasanton, CA 94588

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS: DUFFIELD INVESTMENT GROUP, LLC

By:	/s/ David A. Duffield

Name:	David A. Duffield

Title:	Manager

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

INVESTORS: NEW ENTERPRISE ASSOCIATES 13, L.P.

By:	NEA Partners 13, L.P., its general partner
By:	NEA 13 GP, LTD, its general partner

By:	/s/ Louis S. Citron

Name:	Louis S. Citron

Title:	Chief Legal Officer

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

INVESTORS: NEW ENTERPRISE ASSOCIATES 12, LIMITED PARTNERSHIP

By:	NEA Partners 12, Limited Partnership, its general partner

By:	NEA 12 GP, LLC, its general partner

By:	/s/ Louis S. Citron

Name:	Louis S. Citron

Title:	Chief Legal Officer

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

INVESTORS: NEA VENTURES 2009, L.P.

By:	/s/ Louis S. Citron

Name:	Louis S. Citron

Title:	Vice President

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

INVESTORS: A. GEORGE BATTLE

/s/ A. George Battle

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS: GREYLOCK XI LIMITED PARTNERSHIP

By:	Greylock XI GP Limited Partnership, its general Partner

By:	/s/ Donald A. Sullivan

Name:	Donald A. Sullivan
Title:	Administrative Partner

GREYLOCK XI-A LIMITED PARTNERSHIP

By:	Greylock XI GP Limited Partnership, its general Partner

By:	/s/ Donald A. Sullivan

Name:	Donald A. Sullivan
Title:	Administrative Partner

GREYLOCK XI PRINCIPALS LLC

By:	Greylock Management Corporation, Sole Member

By:	/s/ Donald A. Sullivan

Name:	Donald A. Sullivan
Title:	Treasurer

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

INVESTOR: STILL FAMILY PARTNERS, A CALIFORNIA LIMITED PARTNERSHIP FORMED 3-26-1996

By:	/s/ George J. Still, Jr.

Name:	George J. Still, Jr.

Title:	MGP

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

INVESTOR: Transamerica Series Trust — Transamerica Morgan Stanley Growth Opportunities VP

By:	Morgan Stanley Investment Management Inc.
Sub-Adviser

By:	/s/ Sandeep Chainani
Name: Sandeep Chainani
Title: Managing Director

VALIC Company I — Mid Cap Strategic Growth Fund

By:	Morgan Stanley Investment Management Inc.
Sub-Adviser

By:	/s/ Sandeep Chainani
Name: Sandeep Chainani
Title: Managing Director

Morgan Stanley Investment Management Small Company Growth Trust

By:	State Street Bank Trust Company
Trustee

By:	/s/ Dennis Frasu

Name:	Dennis Frasu

Title:	Vice President

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

INVESTOR:

Met Investors Series Trust — Morgan Stanley Mid Cap Growth Portfolio

By: Morgan Stanley Investment Management Inc. Sub-Adviser

By:	/s/ Sandeep Chainani
Name: Sandeep Chainani
Title: Managing Director

Transamerica Series Trust — Transamerica Morgan Stanley Mid-Cap Growth VP

By: Morgan Stanley Investment Management Inc. Sub-Adviser

By:	/s/ Sandeep Chainani
Name: Sandeep Chainani
Title: Managing Director

Transamerica Funds — Transamerica Morgan Stanley Growth Opportunities

By: Morgan Stanley Investment Management Inc. Sub-Adviser

By:	/s/ Sandeep Chainani
Name: Sandeep Chainani
Title: Managing Director

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

INVESTOR:

Allianz Variable Insurance Products Trust — AZL Morgan Stanley Mid Cap Growth Fund

By: Morgan Stanley Investment Management Inc. Sub-Adviser

By:	/s/ Sandeep Chainani
Name: Sandeep Chainani
Title: Managing Director

Transamerica Funds —Transamerica Morgan Stanley Mid-Cap Growth

By: Morgan Stanley Investment Management Inc. Sub-Adviser

By:	/s/ Sandeep Chainani
Name: Sandeep Chainani
Title: Managing Director

Lawrencium Atoll Investments Ltd.

By: Morgan Stanley Investment Management Inc. Investment Manager

By:	/s/ Sandeep Chainani
Name: Sandeep Chainani
Title: Managing Director

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

INVESTOR:

Morgan Stanley Mid Cap Growth Fund

By: Morgan Stanley Investment Management Inc. Investment Adviser

By:	/s/ Sandeep Chainani
Name: Sandeep Chainani
Title: Managing Director

Morgan Stanley Select Dimensions Investment Series — Mid Cap Growth Portfolio

By: Morgan Stanley Investment Management Inc. Investment Adviser

By:	/s/ Sandeep Chainani
Name: Sandeep Chainani
Title: Managing Director

Morgan Stanley Institutional Fund Trust — Mid Cap Growth Portfolio

By: Morgan Stanley Investment Management Inc. Investment Adviser

By:	/s/ Sandeep Chainani
Name: Sandeep Chainani
Title: Managing Director

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

INVESTOR:

Morgan Stanley Multi Cap Growth Trust

By: Morgan Stanley Investment Management Inc. Investment Adviser

By:	/s/ Sandeep Chainani
Name: Sandeep Chainani
Title: Managing Director

The Universal Institutional Funds, Inc. - Mid Cap Growth Portfolio

By: Morgan Stanley Investment Management Inc. Investment Manager

By:	/s/ Sandeep Chainani
Name: Sandeep Chainani
Title: Managing Director

Morgan Stanley Institutional Fund, Inc. - Small Company Growth Portfolio

By: Morgan Stanley Investment Management Inc. Investment Manager

By:	/s/ Sandeep Chainani
Name: Sandeep Chainani
Title: Managing Director

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

INVESTOR:

Morgan Stanley Variable Investment Series - Multi Cap Growth Portfolio

By: Morgan Stanley Investment Management Inc. Investment Manager

By:	/s/ Sandeep Chainani
Name: Sandeep Chainani
Title: Managing Director

Morgan Stanley Variable Investment Series - Aggressive Equity Portfolio

By: Morgan Stanley Investment Management Inc. Investment Adviser

By:	/s/ Sandeep Chainani
Name: Sandeep Chainani
Title: Managing Director

Morgan Stanley Select Dimensions Investment Series — Multi Cap Growth Portfolio

By: Morgan Stanley Investment Management Inc. Investment Adviser

By:	/s/ Sandeep Chainani
Name: Sandeep Chainani
Title: Managing Director

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

INVESTOR:

AXA Premier VIP Trust — Multimanager Small Cap Growth Portfolio

By: Morgan Stanley Investment Management Inc. Sub-Adviser

By:	/s/ Sandeep Chainani
Name: Sandeep Chainani
Title: Managing Director

Transamerica Funds — Transamerica Morgan Stanley Small Company Growth

By: Morgan Stanley Investment Management Inc. Sub-Adviser

By:	/s/ Sandeep Chainani
Name: Sandeep Chainani
Title: Managing Director

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

T. Rowe Price Associates, Inc.
Investment Adviser for and on behalf of:

T. Rowe Price Diversified Mid-Cap Growth Fund, Inc.

The Bunting Family III, LLC

Seasons Series Trust — Mid-Cap Growth Portfolio

The Bunting Family VI Socially Responsible LLC

Lincoln Variable Insurance Products Trust — LVIP T. Rowe Price Structured Mid Cap Growth Fund

ING Partners. Inc. — ING T. Rowe Price Diversified Mid Cap Growth Portfolio

T. Rowe Price Tax-Efficient Equity Fund

By:	/s/ Donald Peters

Name: Donald Peters

Title: Vice President

T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel

T. Rowe Price Associates, Inc.
Investment Adviser for and on behalf of:
T. Rowe Price Science & Technology Fund, Inc.
VALIC Company I — Science & Technology Fund
John Hancock Variable Insurance Trust — Science & Technology Trust

By:	/s/ Ken Allen

Name: Ken Allen

Title: VP

T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

T. Rowe Price Associates, Inc.
Investment Adviser for and on behalf of:
T. Rowe Price New America Growth Fund
T. Rowe Price New America Growth Portfolio

By:	/s/ Joseph Milano

Name: Joseph Milano

Title: VP

T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

T. Rowe Price Associates, Inc.
Investment Adviser for and on behalf of:
T. Rowe Price New Horizons Fund, Inc.
T. Rowe Price New Horizons Trust
T. Rowe Price U.S. Equities Trust

By:	/s/ John H. Laporte

Name: John H. Laporte

Title: Vice President

T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel

T. Rowe Price Associates, Inc.
Investment Adviser for and on behalf of:
T. Rowe Price Global Technology Fund, Inc.
TD Mutual Funds — TD Science & Technology Fund

By:	/s/ David J. Eiswert

Name: David J. Eiswert

Title: Vice President

T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

T. Rowe Price Associates, Inc.
Investment Adviser for and on behalf of:

T. Rowe Price Mid-Cap Growth Fund, Inc.

T. Rowe Price Institutional Mid-Cap Equity Growth Fund

T. Rowe Price Mid-Cap Growth Portfolio

T. Rowe Price U.S. Equities Trust

JNL Series Trust — JNL/T. Rowe Price Mid-Cap Growth Fund

Maxim Series Fund, Inc. — Maxim/ T. Rowe Price

MidCap Growth Portfolio

TD Mutual Funds — TD U.S. Mid-Cap Growth Fund

MassMutual Select Funds — MassMutual Select Mid Cap Growth Equity II Fund

MML Series Investment Fund — MML Mid Cap Growth Fund

State of California — Savings Plus Program

Met Investors Series Trust — T. Rowe Price Mid Cap Growth Portfolio

Marriott International, Inc. Employees’ Profit Sharing, Retirement and Savings Plan and Trust

By:	/s/ Brian Berghuis

Name: Brian Berghuis

Title: Vice President

T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

FIDELITY CONTRAFUND: FIDELITY CONTRAFUND

By:	Fidelity Investments

By: /s/ Jeffrey Christian

Name: Jeffrey Christian

Title: Deputy Treasurer

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

FIDELITY CONTRAFUND: FIDELITY ADVISOR NEW INSIGHTS FUND

By:	Fidelity Investments

By:	/s/ Jeffrey Christian

Name:	Jeffrey Christian
Title:	Deputy Treasurer

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

INVESTOR:

JANUS ENTERPRISE FUND

By:	Janus Distributors LLC

By:	/s/ Stephanie Grauerholz

Name:	Stephanie Grauerholz

Title:	VP

JANUS GLOBAL TECHNOLOGY FUND

By: Janus Distributors LLC

By:	/s/ Stephanie Grauerholz

Name:	Stephanie Grauerholz

Title:	VP

GLOBAL TECHNOLOGY PORTFOLIO

By: Janus Distributors LLC

By:	/s/ Stephanie Grauerholz

Name:	Stephanie Grauerholz

Title:	VP

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

INVESTOR:

EXPLORE HOLDINGS LLC

By:	/s/ Paul Dauber
Name: Paul Dauber
Title: Manager

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

INVESTOR:

NORTHGATE PARTNERS, LLC

By:	/s/ Brent Jones

Name:	Brent Jones

Title:	Director

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

INVESTOR:

John O. Lilly

/s/ John O. Lilly
John O. Lilly

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

INVESTOR:

Jeffrey Weiner

/s/ Jeffrey Weiner
Jeffrey Weiner

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

INVESTOR:

The Anthony and Elaine LaRussa Family Trust

By:	/s/ Anthony LaRussa

Name:	Anthony LaRussa

Title:	Trustee

Address:
The Anthony and Elaine LaRussa Family Trust

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

INVESTOR:

The Albert W. and Jane E. Duffield Revocable Trust (As Restated)

By:	/s/ Albert W. Duffield
Albert W. Duffield, Trustee

By:	/s/ Jane E. Duffield
Jane E. Duffield, Trustee

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

INVESTOR:

DBV Investments, L.P.

By:	/s/ Marcello Liguori

Name:	Marcello Liguori

Title:	Vice President

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

INVESTOR:

Marnin and Margo Kligfeld Family Trust

By:	/s/ Marnin Kligfield

Name:	Marnin Kligfield

Title:	Trustee

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

INVESTOR:

Mark S. Peek

/s/ Mark S. Peek
Mark S. Peek

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

INVESTOR:

Michael McNamara

/s/ Michael McNamara
Michael McNamara

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

INVESTOR:

REID HOFFIYIAN & MICHELLE YEE TTEES REID HOFFMAN & MICHELLE YEE LIVING TR DTD 10/27/09

By:	/s/ Reid Hoffman

Name:	Reid Hoffman

Title:	Trustee

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

INVESTOR:

Allen & Company LLC as Nominee for Itself, Certain Employees and an Affiliate

By:	/s/ Kim M. Wieland

Name:	Kim M. Wieland

Title:	Chief Financial Officer

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

JSY II LLC

By:	/s/ Jon Steven Young
Jon Steven Young, Manager

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

INVESTOR:

THE DAVID A. DUFFIELD TRUST

By:	/s/ Steve Hill

Name: Steve Hill

Title: Special Trustee

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

INVESTOR:

SVB CAPITAL PARTNERS II, L.P.

By:	/s/ Sulaiman Mamdani

Name:	Sulaiman Mamdani

Title:	Managing Director

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement effective as of the date first above written.

INVESTOR:

STEPHEN E. TAYLOR AND LORI SARKISIAN TAYLOR TRUST DATED JULY 8, 2005

By:	/s/ Stephen E. Taylor

Name:	Stephen E. Taylor

Title:	Trustee

SIGNATURE PAGE TO WORKDAY, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Schedule A

Schedule of Investors

New Enterprise Associates 13, L.P.

New Enterprise Associates 12, Limited Partnership

NEA Ventures 2009, L.P.

Duffield Investment Group, LLC

Greylock XI Limited Partnership

Greylock XI - A Limited Partnership

Greylock XI Principals LLC

The Hurley Irrevocable Trust*

Russell (Jim) Ellis*

Samberg Community Trust*

Ronald M Lott Family Trust Established March 9, 1992*

Harris S Barton and Megan Barton 2001 Trust dated January 4, 2001*

A. George Battle

Accel Europe L.P.

ACT 1999 Private Equity Fund Limited Partnership

Annrai O’Toole

David Clarke

InterWest Partners IX, L.P.

Flextronics International Management Services, Ltd.

Still Family Partners, A California Limited Partnership Formed 3-26-1996

QCP Fund A LP

T. Rowe Price Mid-Cap Growth Fund, Inc. (Fund #7057)

T. Rowe Price Institutional Mid-Cap Equity Growth Fund (Fund #70F5)

T. Rowe Price Mid-Cap Growth Portfolio (Fund #70F9)

T. Rowe Price U.S. Equities Trust (Fund #70X4)

JNL Series Trust - JNL/T. Rowe Price Mid-Cap Growth Fund

Maxim Series Fund, Inc. - Maxim/T. Rowe Price MidCap Growth Portfolio

MassMutual Select Funds - MassMutual Select Mid Cap Growth Equity II Fund (Fund #ITUH)

MML Series Investment Fund - MML Mid Cap Growth Fund (Fund #ITIV)

State of California - Savings Plus Program

Met Investors Series Trust - T. Rowe Price Mid Cap Growth Portfolio

Marriott International, Inc. Employees’ Profit Sharing, Retirement and Savings Plan and Trust

T. Rowe Price New Horizons Fund, Inc. (Fund #7001)

T. Rowe Price New Horizons Trust (Fund #70BJ)

T. Rowe Price U.S. Equities Trust (Fund #70X4)

T. Rowe Price Global Technology Fund, Inc. (Fund #70I2)

TD Mutual Funds - TD Science & Technology Fund

T. Rowe Price Diversified Mid-Cap Growth Fund, Inc.

THE BUNTING FAMILY III, LLC

Seasons Series Trust - Mid-Cap Growth Portfolio

Fund - Seasons Series Trust - Mid-Cap Growth Portfolio

Fund #JUTF

THE BUNTING FAMILY VI SOCIALLY RESPONSIBLE LLC

Lincoln Variable Insurance Products Trust - LVIP T. Rowe Price Structured Mid Cap Growth Fund

ING Partners, Inc. - ING T. Rowe Price Diversified Mid Cap Growth Portfolio

T. ROWE PRICE TAX-EFFICIENT EQUITY FUND (Fund #70J4)

T. ROWE PRICE SCIENCE & TECHNOLOGY FUND, INC. (Fund #7030)

VALIC COMPANY I - SCIENCE & TECHNOLOGY FUND (Fund #F417)

JOHN HANCOCK VARIABLE INSURANCE TRUST - SCIENCE & TECHNOLOGY TRUST (Fund #2C42)

T. ROWE PRICE NEW AMERICA GROWTH FUND (Fund #7018)

T. ROWE PRICE NEW AMERICA GROWTH PORTFOLIO (Fund #70D2)

Fidelity Contrafund: Fidelity Advisor New Insights Fund

Fidelity Contrafund: Fidelity Advisor New Insights Fund

Morgan Stanley Institutional Fund, Inc - Small Company Growth Portfolio (MGDN)

The Universal Institutional Funds, Inc. - Mid Cap Growth Portfolio (MGHL)

Morgan Stanley Institutional Fund Trust - Mid Cap Growth Portfolio (MGEL)

Allianz Variable Insurance Products Trust - AZL Morgan Stanley Mid Cap Growth Fund

Morgan Stanley Variable Investment Series — Multi Cap Growth Portfolio (MGA8)

Morgan Stanley Variable Investment Series - The Aggressive Equity Portfolio (MGBL)

Morgan Stanley Select Dimensions Investment Series — Multi Cap Growth Portfolio

Morgan Stanley Multi Cap Growth Trust (MGCD)

Morgan Stanley Investment Management Small Company Growth Trust (6H20)

Morgan Stanley Mid Cap Growth Fund (MGSN)

Morgan Stanley Select Dimensions Investment Series - Mid Cap Growth Portfolio (MGBR)

Transamerica funds - Transamerica Morgan Stanley Mid-Cap Growth

Transamerica funds - Transamerica Morgan Stanley Small Company Growth

Met Investors Series Trust - Morgan Stanley Mid Cap Growth Portfolio

Transamerica Series Trust - Transamerica Morgan Stanley Mid-Cap Growth VP

Valic Company I - Mid Cap Strategic Growth Fund (F451)

Lawrencium Atoll Investments Ltd. (MIB3)

AXA Premier VIP Trust - Multimanager Small Cap Growth Portfolio

(for overnight or standard mail)

Transamerica Funds: Transamerica Morgan Stanley Growth Opportunities

Transamerica Series Trust: Transamerica Morgan Stanley Growth Opportunities VP

Janus Enterprise Fund

Janus Global Technology

Global Technology Portfolio

DBV Investments, L.P.

Allen & Company LLC as Nominee for Itself, Certain Employees and an Affiliate

JSY II LLC

Jon Steven Young, Manager

Michael McNamara

S-2

John O. Lilly

REID HOFFMAN & MICHELLE YEE TTEES REID HOFFMAN & MICHELLE YEE LIVING TR DTD 10/27/09

Jeffrey Weiner

Northgate Partners, LLC

Marnin and Margo Kligfeld Family Trust

The Albert W. and Jane E. Duffield Revocable Trust (As Restated)

The Anthony and Elaine LaRussa Family Trust

Mark S. Peek

SVB Investment Partners II, L.P.

The David A. Duffield Trust

S. Taylor + L. Taylor TTEE The S.E. Taylor + L.S. Taylor Trust U/A dtd 07/08/2005

S-3